UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2017

AVISTA HEALTHCARE PUBLIC ACQUISITION CORP.

(Exact Name of Registrant as specified in its charter)

Cayman Islands	001-37906	98-1329150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 East 55th Street 18th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 593-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act . ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on August 21, 2017, Avista Healthcare Public Acquisition Corp., a Cayman Islands exempted company (“AHPAC”), Avista Healthcare Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of AHPAC (“Merger Sub”), Avista Healthcare NewCo, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of AHPAC (“NewCo”), Envigo International Holdings, Inc., a Delaware corporation (“Envigo”) and Jermyn Street Associates, LLC, solely in its capacity as Shareholder Representative (as defined therein), entered into a Transaction Agreement, as amended by that certain Amendment No. 1, dated as of November 22, 2017 (the “Transaction Agreement”).

On December 22, 2017, pursuant to Section 8.13 of the Transaction Agreement, AHPAC, Merger Sub, NewCo, Envigo and the Shareholder Representative entered into a further amendment to the Transaction Agreement (“Amendment No. 2”). Amendment No. 2, among other things, amends the treatment of each stock appreciation right granted in respect of Envigo Class A common stock (“Company SAR”) in connection with the proposed business combination. Amendment No. 2 provides that, upon the Effective Time of the proposed business combination, each Company SAR for which the Per Share Merger Value is greater than the base price will be converted into the right to receive, in addition to certain payments under the Tax Receivable Agreement as previously disclosed, (i) the “Per Share Cash Consideration” and (ii) an additional amount in cash, commensurate in value to the number of “New Parent Warrants” equal to the quotient obtained by dividing (x) 4,100,000 by (y) the “Fully Diluted Share Number” (as each of those terms is defined in the Transaction Agreement).

Other than as modified pursuant to the Amendment, the Transaction Agreement remains in full force and effect. The foregoing descriptions of the Amendment and the Transaction Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference, and of the Transaction Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by AHPAC on August 22, 2017, and is incorporated herein by reference.

Disclaimer

This Current Report shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This Current Report relates to a proposed Business Combination between AHPAC and Envigo.

Additional Information about the Business Combination

In connection with the proposed Business Combination between Envigo and AHPAC, AHPAC filed with the SEC a preliminary proxy statement and will file with the SEC and mail a definitive proxy statement and other relevant documentation to AHPAC’s shareholders. AHPAC’s shareholders and other interested persons are advised to read the preliminary proxy statement and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein as these materials will contain important information about AHPAC, Envigo and the Business Combination. The definitive proxy statement will be mailed to AHPAC’s shareholders as of a record date to be established for voting on the proposed Business Combination when it becomes available. Shareholders may obtain a copy of the preliminary proxy, and will also be able to obtain a copy of the definitive proxy statement once it is available, without charge, at the SEC’s website at http://www.sec.gov or by directing a request to: Avista Healthcare Public Acquisition Corp., 65 East 55th Street, 18th Floor, New York, NY 10022.

Participants in the Solicitation

AHPAC and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from AHPAC’s shareholders in connection with the proposed Business Combination. Shareholders are urged to carefully read the preliminary proxy statement filed with the SEC, and the definitive proxy statement regarding the proposed Business Combination when it becomes available, which contain important information. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of AHPAC’s shareholders in connection with the proposed Business Combination are included in the preliminary proxy statement, and will be set forth in the definitive proxy statement when it is filed with the SEC. Information about AHPAC’s executive officers and directors also are included in the preliminary proxy statement and will be set forth in the definitive proxy statement relating to the proposed Business Combination when it becomes available.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Index

Exhibit No.	Exhibit

2.1

Amendment No. 2 to Transaction Agreement, dated December 22, 2017, by and among Avista Healthcare Public Acquisition Corp., Avista Healthcare Merger Sub, Inc., Avista Healthcare NewCo, LLC and Envigo International Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avista Healthcare Special Acquisition Corp.

By:	/s/ Benjamin Silbert
Name:	Benjamin Silbert
Title:	General Counsel and Secretary

Date: December 26, 2017